EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement of CYLINK Corporation on Form S-8 of our report dated February 10, 2000, appearing in the Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche
------------------------

DELOITTE & TOUCHE

San Jose, California

July 11, 2000